Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman	(952) 475-7050	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS QUARTERLY NET INCOME OF $58.7 MILLION
AND DILUTED EARNINGS PER COMMON SHARE OF 34 CENTS
Adjusted diluted earnings per common share of 49 cents,(1)
excluding 15 cent per share after-tax impact related to BCFP/OCC settlement

SECOND QUARTER OBSERVATIONS

–	Revenue of $364.9 million, up 6.8 percent from the second quarter of 2017

–	Net interest income of $250.8 million, up 10.4 percent from the second quarter of 2017

–	Net interest margin of 4.67 percent, up 15 basis points from the second quarter of 2017

–	Reported efficiency ratio of 74.55 percent, up 636 basis points from the second quarter of 2017;
adjusted efficiency ratio of 65.78 percent,(1) down 241 basis points from the second quarter of 2017

–	Auto finance portfolio run-off of $596.4 million year-to-date

–	Non-performing assets down 36.0 percent from June 30, 2017

–
Settlement with the Bureau of Consumer Financial Protection ("BCFP") and the Office of the Comptroller of the Currency ("OCC") resulting in a pre-tax charge, including related expenses, of $32.0 million, or 15 cents per share after-tax

–	Reported return on average common equity ("ROACE") of 9.72 percent; adjusted ROACE of 14.11 percent(1)

–	Reported return on average tangible common equity ("ROATCE") of 10.65 percent;(1) adjusted ROATCE of 15.39 percent(1)

–	Repurchased 2.8 million common shares at a cost of $68.2 million in the second quarter of 2018; repurchased $135.0 million of $150.0 million authorization through June 30, 2018

–	Additional $150.0 million share repurchase authorization approved by TCF's Board of Directors on July 25, 2018

Summary of Financial Results									Table 1
				Change
(Dollars in thousands, except per-share data)	2Q	1Q	2Q	2Q18 vs		2Q18 vs	YTD	YTD
	2018	2018	2017	1Q18		2Q17	2018	2017	Change
Net income attributable to TCF	$58,749	$73,761	$60,432	(20.4)%		(2.8)%	$132,510	$106,710	24.2%
Net interest income	250,799	243,199	227,161	3.1		10.4	493,998	449,275	10.0
Diluted earnings per common share	0.34	0.39	0.33	(12.8)		3.0	0.73	0.58	25.9
Adjusted diluted earnings per common share(1)	0.49	0.39	0.33	25.6		48.5	0.88	0.58	51.7

Financial Ratios(2)
Return on average assets	1.08%	1.33%	1.17%	(25)	bps	(9) bps	1.20%	1.03%	17	bps
ROACE	9.72	11.23	9.96	(151)		(24)	10.48	8.82	166
Adjusted ROACE(1)	14.11	11.23	9.96	288		415	12.66	8.82	384
ROATCE(1)	10.65	12.26	11.15	(161)		(50)	11.46	9.87	159
Adjusted ROATCE(1)	15.39	12.26	11.15	313		424	13.81	9.87	394
Net interest margin	4.67	4.59	4.52	8		15	4.63	4.49	14
Net charge-offs as a percentage of average loans and leases	0.27	0.29	0.28	(2)		(1)	0.28	0.20	8

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables
(2) Annualized

WAYZATA, Minn. (July 27, 2018) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCF) today reported net income of $58.7 million for the second quarter of 2018, compared with $60.4 million for the second quarter of 2017 and $73.8 million for the first quarter of 2018. Diluted earnings per common share was 34 cents for the second quarter of 2018 (inclusive of a charge of 15 cents per common share after-tax related to the settlement with the BCFP and OCC), compared with 33 cents for the second quarter of 2017 and 39 cents for the first quarter of 2018 (inclusive of a one-time reduction in net income available to common stockholders of 2 cents per common share related to the redemption of the 6.45% Series B non-cumulative perpetual preferred stock in the first quarter of 2018).

"Our performance in the second quarter was highlighted by strong revenue growth driven by net interest margin expansion, as well as enhanced capital efficiency and the continued reduction of the risk profile of the Company," said Craig R. Dahl, chairman and chief executive officer. "With strong revenue growth and well-controlled core expense growth, we delivered improved core operating leverage while making investments in people and technology that support our strategic initiatives. We benefited from our asset sensitivity again this quarter as higher earning asset yields exceeded increases to our cost of deposits – demonstrating the true value of our core retail deposit franchise as interest rates continue to rise. We continued to run-off our auto finance portfolio as planned, while overall credit metrics improved with lower non-performing asset levels. We also remain focused on driving improved returns on capital and maintaining a disciplined capital management strategy, including our announcement of an additional $150 million share repurchase program. Finally, the resolution of our outstanding litigation with the BCFP removes legacy risk and uncertainty and allows us to remain fully focused on executing our strategy and pursuing business growth opportunities."

Revenue

Total Revenue										Table 2
				Change
	2Q	1Q	2Q	2Q18 vs		2Q18 vs		YTD	YTD
(Dollars in thousands)	2018	2018	2017	1Q18		2Q17		2018	2017	Change
Total interest income	$286,323	$275,262	$248,517	4.0%		15.2%		$561,585	$490,824	14.4%
Total interest expense	35,524	32,063	21,356	10.8		66.3		67,587	41,549	62.7
Net interest income	250,799	243,199	227,161	3.1		10.4		493,998	449,275	10.0
Non-interest income:
Fees and service charges	32,670	30,751	32,733	6.2		(0.2)		63,421	64,015	(0.9)
Card revenue	14,962	13,759	14,154	8.7		5.7		28,721	27,304	5.2
ATM revenue	4,933	4,650	5,061	6.1		(2.5)		9,583	9,736	(1.6)
Subtotal	52,565	49,160	51,948	6.9		1.2		101,725	101,055	0.7
Gains on sales of auto loans, net	—	—	380	—		(100.0)		—	3,244	(100.0)
Gains on sales of consumer real estate loans, net	7,192	9,123	8,980	(21.2)		(19.9)		16,315	17,871	(8.7)
Servicing fee income	7,484	8,295	10,730	(9.8)		(30.3)		15,779	22,381	(29.5)
Subtotal	14,676	17,418	20,090	(15.7)		(26.9)		32,094	43,496	(26.2)
Leasing and equipment finance	42,904	41,847	39,830	2.5		7.7		84,751	68,128	24.4
Other	3,934	3,716	2,795	5.9		40.8		7,650	5,498	39.1
Fees and other revenue	114,079	112,141	114,663	1.7		(0.5)		226,220	218,177	3.7
Gains (losses) on debt securities, net	24	63	—	(61.9)		N.M.		87	—	N.M.
Total non-interest income	114,103	112,204	114,663	1.7		(0.5)		226,307	218,177	3.7
Total revenue	$364,902	$355,403	$341,824	2.7		6.8		$720,305	$667,452	7.9

Net interest margin(1)	4.67%	4.59%	4.52%	8	bps	15	bps	4.63%	4.49%	14	bps
Total non-interest income as a percentage of total revenue	31.3	31.6	33.5	(30)		(220)		31.4	32.7	(130)

N.M. Not Meaningful
(1) Annualized

Total Revenue

•
Total revenue for the second quarter of 2018 increased $23.1 million, or 6.8 percent, from the second quarter of 2017 and $9.5 million, or 2.7 percent, from the first quarter of 2018. The increases from both periods were primarily due to increased net interest income.

Net Interest Income

•
Net interest income for the second quarter of 2018 increased $23.6 million, or 10.4 percent, from the second quarter of 2017 and $7.6 million, or 3.1 percent, from the first quarter of 2018. The increases from both periods were primarily due to increased interest income on loans and leases held for investment and debt securities available for sale, partially offset by an increase in total interest expense.

Total interest income increased $37.8 million, or 15.2 percent, from the second quarter of 2017 primarily due to higher average balances and increased average yields on the variable- and adjustable-rate loan portfolios, as well as increased average yields and higher average balances of leasing and equipment finance loans and leases and higher average balances of debt securities available for sale. These increases were partially offset by lower average balances of auto finance and fixed-rate consumer real estate loans.

Total interest expense increased $14.2 million, or 66.3 percent, from the second quarter of 2017 primarily due to increased average rates and higher average balances of certificates of deposit and long-term borrowings, as well as increased average rates on savings accounts.

Total interest income increased $11.1 million, or 4.0 percent, from the first quarter of 2018 primarily due to increased average yields and higher average balances of the variable- and adjustable-rate loan portfolios, as well as higher average balances of debt securities available for sale. These increases were partially offset by lower average balances of auto finance loans.

Total interest expense increased $3.5 million, or 10.8 percent, from the first quarter of 2018 primarily due to increased average rates and higher average balances of long-term borrowings, as well as increased average rates on deposits.

•
Net interest margin was 4.67 percent for the second quarter of 2018, up 15 basis points from the second quarter of 2017 and 8 basis points from the first quarter of 2018. The increases from both periods were primarily due to increased average yields on the variable- and adjustable-rate loan portfolios as a result of interest rate increases, partially offset by increased cost of funds.

Non-interest Income

•
Non-interest income for the second quarter of 2018 was consistent with the second quarter of 2017 and increased $1.9 million, or 1.7 percent, from the first quarter of 2018. Non-interest income for the second quarter of 2018 was consistent with the second quarter of 2017 primarily due to decreases in servicing fee income and gains on sales of consumer real estate loans, mostly offset by increases in leasing and equipment finance non-interest income, other non-interest income and card revenue. The increase from the first quarter of 2018 was primarily due to increases in fees and service charges, card revenue and leasing and equipment finance non-interest income, partially offset by decreases in gains on sales of consumer real estate loans and servicing fee income.

•
TCF sold $181.7 million, $273.4 million and $266.3 million of consumer real estate loans during the second quarters of 2018 and 2017 and the first quarter of 2018, respectively, resulting in net gains of $7.2 million, $9.0 million and $9.1 million, respectively.

•
Servicing fee income was $7.5 million on $4.1 billion of average loans and leases serviced for others for the second quarter of 2018, compared with $10.7 million on $5.3 billion for the second quarter of 2017 and $8.3 million on $4.5 billion for the first quarter of 2018. The decreases from both periods were primarily due to run-off in the auto finance serviced for others portfolio. Servicing fee income on auto finance loans serviced for others comprised $5.6 million of total servicing fee income for the second quarter of 2018, compared with $8.7 million and $6.4 million for the second quarter of 2017 and the first quarter of 2018, respectively. Servicing fee income on consumer real estate loans serviced for others comprised $1.5 million of total servicing fee income for the second quarter of 2018, compared with $1.7 million and $1.5 million for the second quarter of 2017 and the first quarter of 2018, respectively.

•
Leasing and equipment finance non-interest income for the second quarter of 2018 increased $3.1 million, or 7.7 percent, from the second quarter of 2017 and $1.1 million, or 2.5 percent, from the first quarter of 2018. The increases from both periods were primarily due to an increase in operating lease revenue, partially offset by a decrease in sales-type lease revenue due to customer-driven events.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Change
	2Q	1Q	2Q	2Q18 vs	2Q18 vs	YTD	YTD
(Dollars in thousands)	2018	2018	2017	1Q18	2Q17	2018	2017	Change
Period-End:
Consumer real estate:
First mortgage lien	$1,800,885	$1,878,441	$2,070,385	(4.1)%	(13.0)%
Junior lien	2,830,029	2,843,221	2,701,592	(0.5)	4.8
Total consumer real estate	4,630,914	4,721,662	4,771,977	(1.9)	(3.0)
Commercial	3,706,401	3,678,181	3,488,725	0.8	6.2
Leasing and equipment finance	4,648,049	4,666,239	4,333,735	(0.4)	7.3
Inventory finance	3,005,165	3,457,855	2,509,485	(13.1)	19.8
Auto finance	2,603,260	2,839,363	3,243,144	(8.3)	(19.7)
Other	20,957	19,854	19,459	5.6	7.7
Total	$18,614,746	$19,383,154	$18,366,525	(4.0)	1.4

Average:
Consumer real estate:
First mortgage lien	$1,836,600	$1,918,677	$2,117,138	(4.3)%	(13.3)%	$1,877,412	$2,177,136	(13.8)%
Junior lien	2,904,999	2,879,995	2,628,980	0.9	10.5	2,892,565	2,709,642	6.8
Total consumer real estate	4,741,599	4,798,672	4,746,118	(1.2)	(0.1)	4,769,977	4,886,778	(2.4)
Commercial	3,702,521	3,601,020	3,417,052	2.8	8.4	3,652,051	3,360,287	8.7
Leasing and equipment finance	4,639,703	4,690,868	4,277,376	(1.1)	8.5	4,665,144	4,281,636	9.0
Inventory finance	3,299,996	3,128,290	2,723,340	5.5	21.2	3,214,618	2,710,137	18.6
Auto finance	2,695,943	3,020,187	3,149,974	(10.7)	(14.4)	2,857,169	2,933,620	(2.6)
Other	13,845	14,446	10,235	(4.2)	35.3	14,145	9,989	41.6
Total	$19,093,607	$19,253,483	$18,324,095	(0.8)	4.2	$19,173,104	$18,182,447	5.4

•
Period-end loans and leases were $18.6 billion at June 30, 2018, an increase of $248.2 million, or 1.4 percent, from June 30, 2017 and a decrease of $768.4 million, or 4.0 percent, from March 31, 2018. Average loans and leases were $19.1 billion for the second quarter of 2018, an increase of $769.5 million, or 4.2 percent, from the second quarter of 2017 and a decrease of $159.9 million, or 0.8 percent, from the first quarter of 2018.

The increases in period-end loans and leases from June 30, 2017 and average loans and leases from the second quarter of 2017 were primarily due to increases in the inventory finance, leasing and equipment finance, and commercial portfolios, partially offset by a decrease in the auto finance portfolio. The increases in the inventory finance portfolio were primarily due to growth with existing customers through new manufacturer products, additional dealers and increased customer sales, as well as the addition of new exclusive programs. The increases in the leasing and equipment finance portfolio were primarily due to a loan and lease portfolio purchase of $445.5 million on September 29, 2017. The increases in the commercial portfolio were primarily due to strong originations. The decreases in the auto finance portfolio were primarily attributable to the discontinuation of auto finance loan originations and run-off in the portfolio.

The decrease from March 31, 2018 for period-end loans and leases was primarily due to a seasonal decrease in the inventory finance portfolio and decreases in the auto finance and consumer real estate portfolios. The decrease in the auto finance portfolio was primarily due to run-off. The decrease in the consumer real estate portfolio was primarily due to the transfer of consumer real estate loans to held for sale and run-off in the first mortgage lien portfolio. The decrease from the first quarter of 2018 for average loans and leases was primarily due to run-off in the auto finance and consumer real estate first mortgage lien portfolios, partially offset by increases in the inventory finance and commercial portfolios. The increase in the inventory finance portfolio was primarily due to seasonally higher balances and the increase in the commercial portfolio was primarily due to strong originations.

•
Loan and lease originations were $4.0 billion for the second quarter of 2018, a decrease of $35.2 million, or 0.9 percent, from the second quarter of 2017 and an increase of $242.4 million, or 6.4 percent, from the first quarter of 2018. The decrease from the second quarter of 2017 was primarily due to the discontinuation of auto finance originations and decreased consumer real estate originations, partially offset by higher inventory finance and commercial originations. The increase from the first quarter of 2018 was primarily due to higher consumer real estate, leasing and equipment finance and commercial originations.

Credit Quality

Credit Trends								Table 4
						Change
	2Q	1Q	4Q	3Q	2Q	2Q18 vs		2Q18 vs
(Dollars in thousands)	2018	2018	2017	2017	2017	1Q18		2Q17
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.11%	0.10%	0.12%	0.13%	0.11%	1	bps	—	bps
Net charge-offs as a percentage of average loans and leases(2), (3)	0.27	0.29	0.38	0.18	0.28	(2)		(1)
Non-accrual loans and leases and other real estate owned	$101,125	$143,607	$136,807	$146,024	$158,000	(29.6)%		(36.0)%
Provision for credit losses	14,236	11,368	22,259	14,545	19,446	25.2		(26.8)

(1) Excludes non-accrual loans and leases
(2) Annualized
(3) Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.28% for 3Q 2017.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.11 percent at June 30, 2018, consistent with the June 30, 2017 rate and up 1 basis point from the March 31, 2018 rate. The over 60-day delinquency rate, excluding non-accrual loans and leases, at June 30, 2018 was consistent with the June 30, 2017 rate primarily due to higher delinquencies in the auto finance portfolio, mostly offset by lower delinquencies in the first mortgage lien consumer real estate portfolio. The increase from March 31, 2018 was primarily due to higher delinquencies in the auto finance portfolio.

•
The net charge-off rate was 0.27 percent for the second quarter of 2018, down 1 basis point from the second quarter of 2017 and 2 basis points from the first quarter of 2018. The decrease from the second quarter of 2017 was primarily due to decreased net charge-offs in the commercial portfolio, offset by increased net charge-offs in the auto finance and leasing and equipment finance portfolios. The decrease from the first quarter of 2018 was primarily due to decreased net charge-offs in the auto finance portfolio, partially offset by increased net charge-offs in the leasing and equipment finance portfolio.

•
Non-accrual loans and leases and other real estate owned were $101.1 million at June 30, 2018, a decrease of $56.9 million, or 36.0 percent, from June 30, 2017 and $42.5 million, or 29.6 percent, from March 31, 2018. Non-accrual loans and leases were $84.9 million at June 30, 2018, a decrease of $44.4 million, or 34.4 percent, from June 30, 2017 and $41.6 million, or 32.9 percent, from March 31, 2018. The decrease from June 30, 2017 was primarily due to the transfer of $36.7 million of consumer real estate non-accrual loans to held for sale in the second quarter of 2018 and the $21.8 million consumer real estate non-accrual loan sale in the third quarter of 2017, partially offset by an increase in non-accrual loans and leases in the leasing and equipment finance and commercial portfolios. The decrease from March 31, 2018 was primarily due to the transfer of consumer real estate non-accrual loans to held for sale, as well as a decrease in non-accrual loans and leases in the leasing and equipment finance portfolio. Other real estate owned was $16.3 million at June 30, 2018, a decrease of $12.5 million, or 43.4 percent, from June 30, 2017 and $0.9 million, or 5.3 percent, from March 31, 2018. The decreases from both periods were primarily due to sales of consumer real estate properties outpacing additions, with the decrease from June 30, 2017 also due to sales of commercial real estate properties.

•
Provision for credit losses was $14.2 million for the second quarter of 2018, a decrease of $5.2 million, or 26.8 percent, from the second quarter of 2017 and an increase of $2.9 million, or 25.2 percent, from the first quarter of 2018. The decrease from the second quarter of 2017 was primarily due to run-off in the auto finance portfolio, partially offset by an increase in the provision for credit losses attributable to the inventory finance portfolio. The increase from the first quarter of 2018 was primarily due to increased reserve requirements in the commercial and auto finance portfolios, partially offset by a decrease in consumer real estate due to decreased reserve requirements, as well as seasonal decreases in the inventory finance portfolio.

Deposits

Average Deposits										Table 5
				Change
	2Q	1Q	2Q	2Q18 vs		2Q18 vs		YTD	YTD
(Dollars in thousands)	2018	2018	2017	1Q18		2Q17		2018	2017	Change
Checking	$6,325,042	$6,192,310	$6,012,235	2.1%		5.2%		$6,259,043	$5,963,488	5.0%
Savings	5,557,280	5,410,652	4,822,338	2.7		15.2		5,484,371	4,798,198	14.3
Money market	1,572,560	1,698,064	2,221,807	(7.4)		(29.2)		1,634,965	2,303,129	(29.0)
Certificates of deposit	4,909,422	4,998,133	4,266,488	(1.8)		15.1		4,953,533	4,150,460	19.3
Total average deposits	$18,364,304	$18,299,159	$17,322,868	0.4		6.0		$18,331,912	$17,215,275	6.5

Average interest rate on deposits(1)	0.52%	0.50%	0.33%	2	bps	19	bps	0.51%	0.33%	18	bps

(1) Annualized

•
Total average deposits for the second quarter of 2018 increased $1.0 billion, or 6.0 percent, from the second quarter of 2017 and $65.1 million, or 0.4 percent, from the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to higher average balances of savings accounts, certificates of deposit and checking accounts, partially offset by lower average balances of money market accounts. The increase from the first quarter of 2018 was primarily due to higher average balances of savings and checking accounts, partially offset by lower average balances of money market accounts and certificates of deposit.

•
The average interest rate on deposits for the second quarter of 2018 was 0.52 percent, up 19 basis points from the second quarter of 2017 and 2 basis points from the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to increased average rates on certificates of deposit, savings accounts and money market accounts as a result of interest rate increases. The increase from the first quarter of 2018 was primarily due to increased average rates on money market accounts and certificates of deposit.

Non-interest Expense

Non-interest Expense										Table 6
				Change
	2Q	1Q	2Q	2Q18 vs		2Q18 vs		YTD	YTD
(Dollars in thousands)	2018	2018	2017	1Q18		2Q17		2018	2017	Change
Compensation and employee benefits	$120,575	$123,840	$115,630	(2.6)%		4.3%		$244,415	$239,928	1.9%
Occupancy and equipment	40,711	40,514	38,965	0.5		4.5		81,225	78,565	3.4
Other	89,084	58,819	61,363	51.5		45.2		147,903	125,579	17.8
Subtotal	250,370	223,173	215,958	12.2		15.9		473,543	444,072	6.6
Operating lease depreciation	17,945	17,274	12,466	3.9		44.0		35,219	23,708	48.6
Foreclosed real estate and repossessed assets, net	3,857	4,916	4,639	(21.5)		(16.9)		8,773	9,188	(4.5)
Other credit costs, net	(133)	617	24	N.M.		N.M.		484	125	N.M.
Total non-interest expense	$272,039	$245,980	$233,087	10.6		16.7		$518,019	$477,093	8.6

Efficiency ratio	74.55%	69.21%	68.19%	534	bps	636	bps	71.92%	71.48%	44	bps
Adjusted efficiency ratio(1)	65.78	69.21	68.19	(343)		(241)		67.47	71.48	(401)

N.M. Not Meaningful
(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables

•
Non-interest expense for the second quarter of 2018 increased $39.0 million, or 16.7 percent, from the second quarter of 2017 and $26.1 million, or 10.6 percent, from the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to increases in other non-interest expense, operating lease depreciation and compensation and employee benefits expense. The increase from the first quarter of 2018 was primarily due to an increase in other non-interest expense, partially offset by a decrease in compensation and employee benefits expense.

•
Compensation and employee benefits expense for the second quarter of 2018 increased $4.9 million, or 4.3 percent, from the second quarter of 2017 and decreased $3.3 million, or 2.6 percent, from the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to higher salaries, commissions and incentive compensation, as well as higher medical claims expense, partially offset by lower headcount in the auto finance business. The decrease from the first quarter of 2018 was primarily due to seasonality of payroll taxes, partially offset by higher commissions expense.

•
Other non-interest expense for the second quarter of 2018 increased $27.7 million, or 45.2 percent, from the second quarter of 2017 and $30.3 million, or 51.5 percent, from the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to the settlement with the BCFP/OCC of $32.0 million, comprised of $25.0 million of restitution, $5.0 million in penalties and $2.0 million of related expenses, partially offset by decreases in professional fees and loan and lease processing expense. The increase from the first quarter of 2018 was primarily due to the settlement with the BCFP/OCC, partially offset by decreases in severance expense and professional fees.

•
Operating lease depreciation for the second quarter of 2018 increased $5.5 million, or 44.0 percent, from the second quarter of 2017 and was consistent with the first quarter of 2018. The increase from the second quarter of 2017 was primarily due to an increase in operating lease revenue related to the acquisition of a leasing company in the second quarter of 2017.

Income Tax Expense

•
The Company's effective income tax rate was 20.9 percent for the second quarter of 2018, compared with 28.9 percent for the second quarter of 2017 and 22.1 percent for the first quarter of 2018. The lower effective tax rate from the second quarter of 2017 was primarily due to changes in the corporate statutory tax rate as a result of the Tax Cuts and Jobs Act ("Tax Reform"). The effective income tax rate for the second quarter of 2018 included a net discrete income tax benefit of $1.8 million primarily related to the one-time finalization of the provisional amounts recorded for the year ended December 31, 2017 related to Tax Reform and excess tax benefits related to vesting of stock based compensation. Tax benefits related to stock compensation will fluctuate throughout the year based on the Company's stock price and the vesting of stock based compensation.

Capital

Capital Information		Table 7
	At Jun. 30,	At Jun. 30,
(Dollars in thousands, except per-share data)	2018	2017
Total equity	$2,504,578	$2,549,831
Book value per common share	13.79	13.20
Tangible book value per common share(1)	12.73	11.74
Common equity ratio	9.97%	10.26%
Tangible common equity ratio(1)	9.28	9.24

Regulatory Capital:(2)
Common equity Tier 1 capital	$2,186,528	$2,036,369
Tier 1 capital	2,375,210	2,317,915
Total capital	2,728,076	2,683,319

Regulatory Capital Ratios:(2)
Common equity Tier 1 capital ratio	10.60%	10.24%
Tier 1 risk-based capital ratio	11.51	11.66
Total risk-based capital ratio	13.22	13.49
Tier 1 leverage ratio	10.31	10.76

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables
(2) The regulatory capital and regulatory capital ratios at June 30, 2018 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF continues to maintain strong capital ratios after the common stock repurchases.

•
TCF repurchased $68.2 million of its common stock during the second quarter of 2018 pursuant to its share repurchase program. At June 30, 2018, TCF had the authority to repurchase an additional $15.0 million in aggregate value of shares pursuant to its existing share repurchase program. On July 25, 2018, TCF's Board of Directors approved a new authorization to repurchase up to an additional $150.0 million of TCF common stock.

•
On July 25, 2018, TCF's Board of Directors declared a regular quarterly cash dividend of 15 cents per common share payable on September 4, 2018, to stockholders of record at the close of business on August 15, 2018. TCF also declared dividends on the 5.70% Series C non-cumulative perpetual preferred stock, payable on September 4, 2018, to stockholders of record at the close of business on August 15, 2018.

Webcast Information
A live webcast of TCF's conference call to discuss the second quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on July 27, 2018 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of June 30, 2018, TCF had $23.2 billion in total assets and 315 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A. of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, debt securities held to maturity and debt securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the BCFP and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Risks. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (from fraudulent checks, stolen debit card information, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands and prevent cyber-attacks, costs and possible disruptions related to upgrading systems or cyber-attacks; the failure to attract and retain key employees.

Litigation Risks. Litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

Use of Non-GAAP Financial Measures
Management uses the adjusted diluted earnings per common share and adjusted efficiency ratio internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the performance of the Company on the same basis as that applied by management and analysts. Adjusted diluted earnings per common share is calculated by excluding the amounts related to the settlement with the BCFP/OCC from earnings allocated to common stock used to calculate diluted earnings per common share. The adjusted efficiency ratio is calculated by also excluding the amount related to the settlement with the BCFP/OCC from total non-interest expense used to calculate the efficiency ratio. TCF believes that the exclusion of this adjustment provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance because management does not believe that activities related to the adjustment will recur.
Management utilizes the tangible common equity ratio, tangible book value per common share, adjusted ROACE ratio, ROATCE ratio and adjusted ROATCE ratio internally to measure performance and believes that these non-GAAP financial measures provide meaningful information to investors that will permit them to assess the Company's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Company in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. These measures exclude equity attributable to non-controlling interests, preferred stock, intangible assets, amortization of other intangibles, where applicable, and in the adjusted ROACE and adjusted ROATCE ratios, the settlement with the BCFP/OCC.
These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended June 30,		Change
	2018	2017	$	%
Interest income:
Loans and leases	$269,280	$234,092	$35,188	15.0%
Debt securities available for sale	12,516	8,052	4,464	55.4
Debt securities held to maturity	998	1,035	(37)	(3.6)
Loans held for sale and other	3,529	5,338	(1,809)	(33.9)
Total interest income	286,323	248,517	37,806	15.2
Interest expense:
Deposits	23,953	14,436	9,517	65.9
Borrowings	11,571	6,920	4,651	67.2
Total interest expense	35,524	21,356	14,168	66.3
Net interest income	250,799	227,161	23,638	10.4
Provision for credit losses	14,236	19,446	(5,210)	(26.8)
Net interest income after provision for credit losses	236,563	207,715	28,848	13.9
Non-interest income:
Fees and service charges	32,670	32,733	(63)	(0.2)
Card revenue	14,962	14,154	808	5.7
ATM revenue	4,933	5,061	(128)	(2.5)
Subtotal	52,565	51,948	617	1.2
Gains on sales of auto loans, net	—	380	(380)	(100.0)
Gains on sales of consumer real estate loans, net	7,192	8,980	(1,788)	(19.9)
Servicing fee income	7,484	10,730	(3,246)	(30.3)
Subtotal	14,676	20,090	(5,414)	(26.9)
Leasing and equipment finance	42,904	39,830	3,074	7.7
Other	3,934	2,795	1,139	40.8
Fees and other revenue	114,079	114,663	(584)	(0.5)
Gains (losses) on debt securities, net	24	—	24	N.M.
Total non-interest income	114,103	114,663	(560)	(0.5)
Non-interest expense:
Compensation and employee benefits	120,575	115,630	4,945	4.3
Occupancy and equipment	40,711	38,965	1,746	4.5
Other	89,084	61,363	27,721	45.2
Subtotal	250,370	215,958	34,412	15.9
Operating lease depreciation	17,945	12,466	5,479	44.0
Foreclosed real estate and repossessed assets, net	3,857	4,639	(782)	(16.9)
Other credit costs, net	(133)	24	(157)	N.M.
Total non-interest expense	272,039	233,087	38,952	16.7
Income before income tax expense	78,627	89,291	(10,664)	(11.9)
Income tax expense	16,418	25,794	(9,376)	(36.3)
Income after income tax expense	62,209	63,497	(1,288)	(2.0)
Income attributable to non-controlling interest	3,460	3,065	395	12.9
Net income attributable to TCF Financial Corporation	58,749	60,432	(1,683)	(2.8)
Preferred stock dividends	2,494	4,847	(2,353)	(48.5)
Net income available to common stockholders	$56,255	$55,585	$670	1.2

Earnings per common share:
Basic	$0.34	$0.33	$0.01	3.0%
Diluted	0.34	0.33	0.01	3.0

Dividends declared per common share	$0.15	$0.075	$0.075	100.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,729	168,594	(2,865)	(1.7)%
Diluted	166,858	168,857	(1,999)	(1.2)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,		Change
	2018	2017	$	%
Interest income:
Loans and leases	$529,655	$453,640	$76,015	16.8%
Debt securities available for sale	22,639	16,032	6,607	41.2
Debt securities held to maturity	2,017	2,315	(298)	(12.9)
Loans held for sale and other	7,274	18,837	(11,563)	(61.4)
Total interest income	561,585	490,824	70,761	14.4
Interest expense:
Deposits	46,463	28,151	18,312	65.0
Borrowings	21,124	13,398	7,726	57.7
Total interest expense	67,587	41,549	26,038	62.7
Net interest income	493,998	449,275	44,723	10.0
Provision for credit losses	25,604	31,639	(6,035)	(19.1)
Net interest income after provision for credit losses	468,394	417,636	50,758	12.2
Non-interest income:
Fees and service charges	63,421	64,015	(594)	(0.9)
Card revenue	28,721	27,304	1,417	5.2
ATM revenue	9,583	9,736	(153)	(1.6)
Subtotal	101,725	101,055	670	0.7
Gains on sales of auto loans, net	—	3,244	(3,244)	(100.0)
Gains on sales of consumer real estate loans, net	16,315	17,871	(1,556)	(8.7)
Servicing fee income	15,779	22,381	(6,602)	(29.5)
Subtotal	32,094	43,496	(11,402)	(26.2)
Leasing and equipment finance	84,751	68,128	16,623	24.4
Other	7,650	5,498	2,152	39.1
Fees and other revenue	226,220	218,177	8,043	3.7
Gains (losses) on debt securities, net	87	—	87	N.M.
Total non-interest income	226,307	218,177	8,130	3.7
Non-interest expense:
Compensation and employee benefits	244,415	239,928	4,487	1.9
Occupancy and equipment	81,225	78,565	2,660	3.4
Other	147,903	125,579	22,324	17.8
Subtotal	473,543	444,072	29,471	6.6
Operating lease depreciation	35,219	23,708	11,511	48.6
Foreclosed real estate and repossessed assets, net	8,773	9,188	(415)	(4.5)
Other credit costs, net	484	125	359	N.M.
Total non-interest expense	518,019	477,093	40,926	8.6
Income before income tax expense	176,682	158,720	17,962	11.3
Income tax expense	38,049	46,637	(8,588)	(18.4)
Income after income tax expense	138,633	112,083	26,550	23.7
Income attributable to non-controlling interest	6,123	5,373	750	14.0
Net income attributable to TCF Financial Corporation	132,510	106,710	25,800	24.2
Preferred stock dividends	6,600	9,694	(3,094)	(31.9)
Impact of preferred stock redemption	3,481	—	3,481	N.M.
Net income available to common stockholders	$122,429	$97,016	$25,413	26.2

Earnings per common share:
Basic	$0.73	$0.58	$0.15	25.9%
Diluted	0.73	0.58	0.15	25.9

Dividends declared per common share	$0.30	$0.15	$0.15	100.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,110	168,250	(1,140)	(0.7)%
Diluted	168,465	168,615	(150)	(0.1)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Quarter Ended June 30,		Change
	2018	2017	$	%
Net income attributable to TCF Financial Corporation	$58,749	$60,432	$(1,683)	(2.8)%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on debt securities available for sale and interest-only strips	(4,806)	12,341	(17,147)	N.M.
Net unrealized gains (losses) on net investment hedges	3,779	(1,149)	4,928	N.M.
Foreign currency translation adjustment	(4,925)	2,007	(6,932)	N.M.
Recognized postretirement prior service cost	(8)	(7)	(1)	(14.3)
Total other comprehensive income (loss), net of tax	(5,960)	13,192	(19,152)	N.M.
Comprehensive income	$52,789	$73,624	$(20,835)	(28.3)

	Six Months Ended June 30,		Change
	2018	2017	$	%
Net income attributable to TCF Financial Corporation	$132,510	$106,710	$25,800	24.2%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on debt securities available for sale and interest-only strips	(32,625)	15,110	(47,735)	N.M.
Net unrealized gains (losses) on net investment hedges	5,383	(1,462)	6,845	N.M.
Foreign currency translation adjustment	(7,035)	2,588	(9,623)	N.M.
Recognized postretirement prior service cost	(17)	(14)	(3)	(21.4)
Total other comprehensive income (loss), net of tax	(34,294)	16,222	(50,516)	N.M.
Comprehensive income	$98,216	$122,932	$(24,716)	(20.1)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	At Jun. 30,	At Dec. 31,	Change
	2018	2017	$	%
ASSETS:
Cash and due from banks	$581,876	$621,782	$(39,906)	(6.4)%
Investments	95,661	82,644	13,017	15.8
Debt securities held to maturity	155,962	161,576	(5,614)	(3.5)
Debt securities available for sale	2,249,784	1,709,018	540,766	31.6
Loans and leases held for sale	291,871	134,862	157,009	116.4
Loans and leases:
Consumer real estate:
First mortgage lien	1,800,885	1,959,387	(158,502)	(8.1)
Junior lien	2,830,029	2,860,309	(30,280)	(1.1)
Total consumer real estate	4,630,914	4,819,696	(188,782)	(3.9)
Commercial	3,706,401	3,561,193	145,208	4.1
Leasing and equipment finance	4,648,049	4,761,661	(113,612)	(2.4)
Inventory finance	3,005,165	2,739,754	265,411	9.7
Auto finance	2,603,260	3,199,639	(596,379)	(18.6)
Other	20,957	22,517	(1,560)	(6.9)
Total loans and leases	18,614,746	19,104,460	(489,714)	(2.6)
Allowance for loan and lease losses	(165,619)	(171,041)	5,422	3.2
Net loans and leases	18,449,127	18,933,419	(484,292)	(2.6)
Premises and equipment, net	430,956	421,549	9,407	2.2
Goodwill, net	154,757	154,757	—	—
Other assets	774,468	782,552	(8,084)	(1.0)
Total assets	$23,184,462	$23,002,159	$182,303	0.8
LIABILITIES AND EQUITY:
Deposits:
Checking	$6,408,174	$6,300,127	$108,047	1.7%
Savings	5,570,979	5,287,606	283,373	5.4
Money market	1,562,008	1,764,998	(202,990)	(11.5)
Certificates of deposit	4,822,112	4,982,271	(160,159)	(3.2)
Total deposits	18,363,273	18,335,002	28,271	0.2
Short-term borrowings	761	—	761	N.M.
Long-term borrowings	1,554,569	1,249,449	305,120	24.4
Total borrowings	1,555,330	1,249,449	305,881	24.5
Accrued expenses and other liabilities	761,281	737,124	24,157	3.3
Total liabilities	20,679,884	20,321,575	358,309	1.8
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
7,000 and 4,007,000 shares issued	169,302	265,821	(96,519)	(36.3)
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
173,522,007 and 172,158,449 shares issued	1,735	1,722	13	0.8
Additional paid-in capital	877,364	877,217	147	—
Retained earnings, subject to certain restrictions	1,649,449	1,577,311	72,138	4.6
Accumulated other comprehensive income (loss)	(52,811)	(18,517)	(34,294)	(185.2)
Treasury stock at cost, 5,837,036 and 489,030 shares and other	(164,107)	(40,797)	(123,310)	N.M.
Total TCF Financial Corporation stockholders' equity	2,480,932	2,662,757	(181,825)	(6.8)
Non-controlling interest in subsidiaries	23,646	17,827	5,819	32.6
Total equity	2,504,578	2,680,584	(176,006)	(6.6)
Total liabilities and equity	$23,184,462	$23,002,159	$182,303	0.8
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)
						Change from
	At Jun. 30,	At Mar. 31,	At Dec. 31,	At Sep. 30,	At Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2017	2017	2018	2017
Consumer real estate:
First mortgage lien	0.20%	0.23%	0.25%	0.32%	0.31%	(3) bps	(11)	bps
Junior lien	0.07	0.06	0.04	0.05	0.05	1	2
Total consumer real estate	0.12	0.13	0.13	0.15	0.16	(1)	(4)
Commercial	—	—	—	—	—	—	—
Leasing and equipment finance	0.11	0.11	0.14	0.15	0.14	—	(3)
Inventory finance	—	—	0.01	0.01	0.01	—	(1)
Auto finance	0.33	0.24	0.28	0.25	0.20	9	13
Other	0.16	0.24	0.04	0.07	0.30	(8)	(14)
Subtotal	0.11	0.09	0.11	0.12	0.11	2	—
Portfolios acquired with deteriorated credit quality	13.48	12.95	13.18	9.42	—	53	1,348
Total delinquencies	0.11	0.10	0.12	0.13	0.11	1	—

(1)	Excludes non-accrual loans and leases

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2018	2018	2017	2017	2017	2018		2017
Consumer real estate:
First mortgage lien	0.16%	0.16%	0.18%	(0.16)%	0.15%	—	bps	1	bps
Junior lien	0.01	0.05	(0.03)	(0.38)	0.05	(4)		(4)
Total consumer real estate	0.07	0.09	0.05	(0.29)	0.09	(2)		(2)
Commercial	—	—	(0.04)	(0.02)	0.29	—		(29)
Leasing and equipment finance	0.18	0.11	0.41	0.10	0.14	7		4
Inventory finance	0.06	0.05	0.15	0.08	0.09	1		(3)
Auto finance	1.26	1.41	1.36	1.13	0.83	(15)		43
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.27	0.29	0.38	0.18	0.28	(2)		(1)
N.M. Not Meaningful

(1)	Annualized

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2017	2017	2018	2017
Balance, beginning of period	$126,428	$118,582	$119,619	$129,273	$138,981	$7,846	$(12,553)
Additions	23,101	34,462	32,384	39,094	23,667	(11,361)	(566)
Charge-offs	(4,520)	(3,891)	(7,636)	(3,916)	(6,819)	(629)	2,299
Transfers to other assets	(7,686)	(8,457)	(9,551)	(7,308)	(10,870)	771	3,184
Transfers to loans and leases held for sale	(36,720)	—	—	—	—	(36,720)	(36,720)
Return to accrual status	(2,982)	(4,335)	(2,187)	(3,559)	(3,077)	1,353	95
Payments received	(12,727)	(10,608)	(14,412)	(7,993)	(11,647)	(2,119)	(1,080)
Sales	—	—	—	(25,924)	(892)	—	892
Other, net	(35)	675	365	(48)	(70)	(710)	35
Balance, end of period	$84,859	$126,428	$118,582	$119,619	$129,273	$(41,569)	$(44,414)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2017	2017	2018	2017
Balance, beginning of period	$17,179	$18,225	$26,405	$28,727	$31,959	$(1,046)	$(14,780)
Transferred in	4,476	5,196	5,638	5,685	8,638	(720)	(4,162)
Sales	(6,239)	(7,348)	(13,395)	(9,204)	(11,243)	1,109	5,004
Writedowns	(638)	(1,063)	(1,024)	(1,345)	(1,674)	425	1,036
Other, net(1)	1,488	2,169	601	2,542	1,047	(681)	441
Balance, end of period	$16,266	$17,179	$18,225	$26,405	$28,727	$(913)	$(12,461)

(1)	Includes transfers (to) from premises and equipment

Allowance for Loan and Lease Losses

	At Jun. 30,		At Mar. 31,		At Dec. 31,		At Sep. 30,		At Jun. 30,
	2018		2018		2017		2017		2017
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$43,954	0.95%	$47,685	1.01%	$47,168	0.98%	$47,838	0.97%	$52,408	1.10%
Commercial	40,291	1.09	37,198	1.01	37,195	1.04	36,344	1.04	34,669	0.99
Leasing and equipment finance	22,247	0.48	23,182	0.50	22,528	0.47	22,771	0.48	21,922	0.51
Inventory finance	11,840	0.39	13,253	0.38	13,233	0.48	11,978	0.46	12,129	0.48
Auto finance	46,608	1.79	45,822	1.61	50,225	1.57	48,660	1.50	43,893	1.35
Other	679	3.24	563	2.84	692	3.07	653	3.19	599	3.08
Total	$165,619	0.89	$167,703	0.87	$171,041	0.90	$168,244	0.89	$165,620	0.90

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2017	2017	2018	2017
Balance, beginning of period	$167,703	$171,041	$168,244	$165,620	$160,166	$(3,338)	$7,537
Charge-offs	(18,188)	(19,865)	(23,865)	(17,999)	(18,326)	1,677	138
Recoveries	5,418	5,714	5,580	9,847	5,412	(296)	6
Net (charge-offs) recoveries	(12,770)	(14,151)	(18,285)	(8,152)	(12,914)	1,381	144
Provision for credit losses	14,236	11,368	22,259	14,545	19,446	2,868	(5,210)
Other	(3,550)	(555)	(1,177)	(3,769)	(1,078)	(2,995)	(2,472)
Balance, end of period	$165,619	$167,703	$171,041	$168,244	$165,620	$(2,084)	$(1)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Quarter Ended June 30,
	2018			2017
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$309,120	$2,857	3.71%	$259,548	$2,716	4.20%
Debt securities held to maturity	155,779	998	2.56	172,322	1,035	2.40
Debt securities available for sale:
Taxable	1,262,642	8,163	2.59	821,744	4,434	2.16
Tax-exempt(3)	828,131	5,510	2.66	689,667	5,566	3.23
Loans and leases held for sale	45,525	672	5.93	165,859	2,622	6.34
Loans and leases:(4)
Consumer real estate:
Fixed-rate	1,715,289	23,612	5.52	1,963,822	27,679	5.65
Variable- and adjustable-rate	3,026,310	48,331	6.41	2,782,296	39,982	5.76
Total consumer real estate	4,741,599	71,943	6.09	4,746,118	67,661	5.72
Commercial:
Fixed-rate	900,462	10,087	4.49	966,884	11,126	4.62
Variable- and adjustable-rate	2,802,059	38,044	5.45	2,450,168	27,198	4.45
Total commercial	3,702,521	48,131	5.21	3,417,052	38,324	4.50
Leasing and equipment finance	4,639,703	57,236	4.93	4,277,376	47,936	4.48
Inventory finance	3,299,996	57,138	6.94	2,723,340	42,260	6.22
Auto finance	2,695,943	35,632	5.30	3,149,974	39,309	5.01
Other	13,845	143	4.10	10,235	137	5.37
Total loans and leases	19,093,607	270,223	5.67	18,324,095	235,627	5.15
Total interest-earning assets	21,694,804	288,423	5.33	20,433,235	252,000	4.94
Other assets(5)	1,430,621			1,315,495
Total assets	$23,125,425			$21,748,730
LIABILITIES AND EQUITY:
Non-interest bearing deposits	$3,879,048			$3,473,639
Interest-bearing deposits:
Checking	2,460,709	119	0.02	2,554,563	83	0.01
Savings	5,542,565	3,736	0.27	4,806,371	538	0.04
Money market	1,572,560	2,620	0.67	2,221,807	2,481	0.45
Certificates of deposit	4,909,422	17,478	1.43	4,266,488	11,334	1.07
Total interest-bearing deposits	14,485,256	23,953	0.66	13,849,229	14,436	0.42
Total deposits	18,364,304	23,953	0.52	17,322,868	14,436	0.33
Borrowings:
Short-term borrowings	3,116	18	2.33	6,230	13	0.79
Long-term borrowings	1,531,389	11,553	3.02	1,225,022	6,907	2.26
Total borrowings	1,534,505	11,571	3.02	1,231,252	6,920	2.25
Total interest-bearing liabilities	16,019,761	35,524	0.89	15,080,481	21,356	0.57
Total deposits and borrowings	19,898,809	35,524	0.72	18,554,120	21,356	0.46
Accrued expenses and other liabilities	714,488			673,740
Total liabilities	20,613,297			19,227,860
Total TCF Financial Corp. stockholders' equity	2,483,474			2,494,682
Non-controlling interest in subsidiaries	28,654			26,188
Total equity	2,512,128			2,520,870
Total liabilities and equity	$23,125,425			$21,748,730
Net interest income and margin		$252,899	4.67		$230,644	4.52

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized

(3)
The yield on tax-exempt debt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21% and 35% for the quarters ended June 30, 2018 and 2017, respectively.

(4)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5)	Includes leased equipment and related initial direct costs under operating leases of $288.4 million and $200.7 million for the quarters ended June 30, 2018 and 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2018			2017
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$320,655	$5,633	3.54%	$272,959	$5,463	4.03%
Debt securities held to maturity	157,450	2,017	2.56	175,115	2,315	2.64
Debt securities available for sale:
Taxable	1,123,017	13,976	2.49	818,821	9,088	2.22
Tax-exempt(3)	824,906	10,966	2.66	665,382	10,683	3.21
Loans and leases held for sale	54,261	1,641	6.09	314,256	13,374	8.58
Loans and leases:(4)
Consumer real estate:
Fixed-rate	1,750,765	48,225	5.55	2,023,317	56,966	5.67
Variable- and adjustable-rate	3,019,212	94,212	6.29	2,863,461	80,221	5.65
Total consumer real estate	4,769,977	142,437	6.02	4,886,778	137,187	5.66
Commercial:
Fixed-rate	915,784	20,684	4.55	983,508	22,839	4.68
Variable- and adjustable-rate	2,736,267	71,204	5.25	2,376,779	51,589	4.38
Total commercial	3,652,051	91,888	5.07	3,360,287	74,428	4.47
Leasing and equipment finance	4,665,144	113,643	4.87	4,281,636	95,912	4.48
Inventory finance	3,214,618	108,333	6.80	2,710,137	81,711	6.08
Auto finance	2,857,169	74,917	5.29	2,933,620	67,080	4.61
Other	14,145	290	4.13	9,989	268	5.40
Total loans and leases	19,173,104	531,508	5.58	18,182,447	456,586	5.05
Total interest-earning assets	21,653,393	565,741	5.26	20,428,980	497,509	4.90
Other assets(5)	1,442,117			1,289,730
Total assets	$23,095,510			$21,718,710
LIABILITIES AND EQUITY:
Non-interest bearing deposits	$3,812,765			$3,437,631
Interest-bearing deposits:
Checking	2,461,126	232	0.02	2,542,489	166	0.01
Savings	5,469,523	6,901	0.25	4,781,566	1,039	0.04
Money market	1,634,965	5,029	0.62	2,303,129	5,419	0.47
Certificates of deposit	4,953,533	34,301	1.40	4,150,460	21,527	1.05
Total interest-bearing deposits	14,519,147	46,463	0.65	13,777,644	28,151	0.41
Total deposits	18,331,912	46,463	0.51	17,215,275	28,151	0.33
Borrowings:
Short-term borrowings	3,532	37	2.14	5,434	20	0.73
Long-term borrowings	1,477,531	21,087	2.87	1,341,391	13,378	2.00
Total borrowings	1,481,063	21,124	2.87	1,346,825	13,398	2.00
Total interest-bearing liabilities	16,000,210	67,587	0.85	15,124,469	41,549	0.55
Total deposits and borrowings	19,812,975	67,587	0.69	18,562,100	41,549	0.45
Accrued expenses and other liabilities	736,201			669,544
Total liabilities	20,549,176			19,231,644
Total TCF Financial Corp. stockholders' equity	2,520,396			2,463,393
Non-controlling interest in subsidiaries	25,938			23,673
Total equity	2,546,334			2,487,066
Total liabilities and equity	$23,095,510			$21,718,710
Net interest income and margin		$498,154	4.63		$455,960	4.49

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized

(3)
The yield on tax-exempt debt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21% and 35% for the six months ended June 30, 2018 and 2017, respectively.

(4)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5)	Includes leased equipment and related initial direct costs under operating leases of $285.2 million and $190.5 million for the six months ended June 30, 2018 and 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2018	2018	2017	2017	2017
Interest income:
Loans and leases	$269,280	$260,375	$256,633	$243,973	$234,092
Debt securities available for sale	12,516	10,123	8,760	8,486	8,052
Debt securities held to maturity	998	1,019	1,048	1,073	1,035
Loans held for sale and other	3,529	3,745	4,187	4,073	5,338
Total interest income	286,323	275,262	270,628	257,605	248,517
Interest expense:
Deposits	23,953	22,510	20,846	17,015	14,436
Borrowings	11,571	9,553	7,922	6,487	6,920
Total interest expense	35,524	32,063	28,768	23,502	21,356
Net interest income	250,799	243,199	241,860	234,103	227,161
Provision for credit losses	14,236	11,368	22,259	14,545	19,446
Net interest income after provision for credit losses	236,563	231,831	219,601	219,558	207,715
Non-interest income:
Fees and service charges	32,670	30,751	33,267	34,605	32,733
Card revenue	14,962	13,759	14,251	14,177	14,154
ATM revenue	4,933	4,650	4,654	5,234	5,061
Subtotal	52,565	49,160	52,172	54,016	51,948
Gains on sales of auto loans, net	—	—	2,216	—	380
Gains on sales of consumer real estate loans, net	7,192	9,123	11,407	8,049	8,980
Servicing fee income	7,484	8,295	9,000	9,966	10,730
Subtotal	14,676	17,418	22,623	18,015	20,090
Leasing and equipment finance	42,904	41,847	42,831	34,080	39,830
Other	3,934	3,716	3,218	2,930	2,795
Fees and other revenue	114,079	112,141	120,844	109,041	114,663
Gains (losses) on debt securities, net	24	63	48	189	—
Total non-interest income	114,103	112,204	120,892	109,230	114,663
Non-interest expense:
Compensation and employee benefits	120,575	123,840	127,630	114,954	115,630
Occupancy and equipment	40,711	40,514	39,578	38,766	38,965
Other	89,084	58,819	159,019	61,581	61,363
Subtotal	250,370	223,173	326,227	215,301	215,958
Operating lease depreciation	17,945	17,274	16,497	15,696	12,466
Foreclosed real estate and repossessed assets, net	3,857	4,916	4,739	3,829	4,639
Other credit costs, net	(133)	617	343	209	24
Total non-interest expense	272,039	245,980	347,806	235,035	233,087
Income (loss) before income tax expense (benefit)	78,627	98,055	(7,313)	93,753	89,291
Income tax expense (benefit)	16,418	21,631	(110,965)	30,704	25,794
Income after income tax expense (benefit)	62,209	76,424	103,652	63,049	63,497
Income attributable to non-controlling interest	3,460	2,663	2,253	2,521	3,065
Net income attributable to TCF Financial Corporation	58,749	73,761	101,399	60,528	60,432
Preferred stock dividends	2,494	4,106	3,746	6,464	4,847
Impact of preferred stock redemption	—	3,481	—	5,779	—
Net income available to common stockholders	$56,255	$66,174	$97,653	$48,285	$55,585

Earnings per common share:
Basic	$0.34	$0.39	$0.58	$0.29	$0.33
Diluted	0.34	0.39	0.57	0.29	0.33

Dividends declared per common share	$0.15	$0.15	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	1.08%	1.33%	1.82%	1.15%	1.17%
Return on average common equity	9.72	11.23	16.95	8.44	9.96
Net interest margin	4.67	4.59	4.57	4.61	4.52

(1)	Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)
	Quarter Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
ASSETS:
Investments and other	$309,120	$332,319	$303,958	$279,839	$259,548
Debt securities held to maturity	155,779	159,139	163,080	166,883	172,322
Debt securities available for sale:
Taxable	1,262,642	981,843	831,113	825,192	821,744
Tax-exempt	828,131	821,642	779,964	737,859	689,667
Loans and leases held for sale	45,525	63,095	113,501	96,143	165,859
Loans and leases:(1)
Consumer real estate:
Fixed-rate	1,715,289	1,786,636	1,821,240	1,872,607	1,963,822
Variable- and adjustable-rate	3,026,310	3,012,036	3,151,183	2,964,493	2,782,296
Total consumer real estate	4,741,599	4,798,672	4,972,423	4,837,100	4,746,118
Commercial:
Fixed-rate	900,462	931,275	963,703	980,262	966,884
Variable- and adjustable-rate	2,802,059	2,669,745	2,573,022	2,493,163	2,450,168
Total commercial	3,702,521	3,601,020	3,536,725	3,473,425	3,417,052
Leasing and equipment finance	4,639,703	4,690,868	4,713,015	4,316,434	4,277,376
Inventory finance	3,299,996	3,128,290	2,688,387	2,479,416	2,723,340
Auto finance	2,695,943	3,020,187	3,267,855	3,280,612	3,149,974
Other	13,845	14,446	13,007	11,567	10,235
Total loans and leases	19,093,607	19,253,483	19,191,412	18,398,554	18,324,095
Total interest-earning assets	21,694,804	21,611,521	21,383,028	20,504,470	20,433,235
Other assets(2)	1,430,621	1,453,742	1,437,126	1,434,957	1,315,495
Total assets	$23,125,425	$23,065,263	$22,820,154	$21,939,427	$21,748,730
LIABILITIES AND EQUITY:
Non-interest bearing deposits	$3,879,048	$3,745,745	$3,570,846	$3,521,044	$3,473,639
Interest-bearing deposits:
Checking	2,460,709	2,461,548	2,541,475	2,539,211	2,554,563
Savings	5,542,565	5,395,669	5,140,417	4,846,090	4,806,371
Money market	1,572,560	1,698,064	1,854,442	2,106,814	2,221,807
Certificates of deposit	4,909,422	4,998,133	5,032,085	4,636,007	4,266,488
Total interest-bearing deposits	14,485,256	14,553,414	14,568,419	14,128,122	13,849,229
Total deposits	18,364,304	18,299,159	18,139,265	17,649,166	17,322,868
Borrowings:
Short-term borrowings	3,116	3,952	3,759	6,448	6,230
Long-term borrowings	1,531,389	1,423,075	1,295,268	983,004	1,225,022
Total borrowings	1,534,505	1,427,027	1,299,027	989,452	1,231,252
Total interest-bearing liabilities	16,019,761	15,980,441	15,867,446	15,117,574	15,080,481
Total deposits and borrowings	19,898,809	19,726,186	19,438,292	18,638,618	18,554,120
Accrued expenses and other liabilities	714,488	758,157	790,850	723,792	673,740
Total liabilities	20,613,297	20,484,343	20,229,142	19,362,410	19,227,860
Total TCF Financial Corporation stockholders' equity	2,483,474	2,557,729	2,570,613	2,554,667	2,494,682
Non-controlling interest in subsidiaries	28,654	23,191	20,399	22,350	26,188
Total equity	2,512,128	2,580,920	2,591,012	2,577,017	2,520,870
Total liabilities and equity	$23,125,425	$23,065,263	$22,820,154	$21,939,427	$21,748,730

(1)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(2)
Includes leased equipment and related initial direct costs under operating leases of $288.4 million, $281.9 million, $267.8 million, $249.0 million and $200.7 million for the second and first quarters of 2018 and for the fourth, third and second quarters of 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)
	Quarter Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
ASSETS:
Investments and other	3.71%	3.38%	3.07%	3.80%	4.20%
Debt securities held to maturity	2.56	2.56	2.57	2.57	2.40
Debt securities available for sale:
Taxable	2.59	2.37	2.25	2.24	2.16
Tax-exempt(3)	2.66	2.66	3.22	3.22	3.23
Loans and leases held for sale	5.93	6.22	6.43	5.75	6.34
Loans and leases:
Consumer real estate:
Fixed-rate	5.52	5.58	5.61	5.61	5.65
Variable- and adjustable rate	6.41	6.18	5.95	5.91	5.76
Total consumer real estate	6.09	5.96	5.83	5.80	5.72
Commercial:
Fixed-rate	4.49	4.61	5.49	4.62	4.62
Variable- and adjustable-rate	5.45	5.04	4.68	4.76	4.45
Total commercial	5.21	4.93	4.90	4.72	4.50
Leasing and equipment finance	4.93	4.81	4.90	4.53	4.48
Inventory finance	6.94	6.64	6.01	6.71	6.22
Auto finance	5.30	5.28	5.23	5.17	5.01
Other	4.10	4.16	4.75	5.03	5.37
Total loans and leases	5.67	5.49	5.35	5.31	5.15

Total interest-earning assets	5.33	5.19	5.11	5.07	4.94

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.02	0.02	0.02	0.01
Savings	0.27	0.24	0.18	0.08	0.04
Money market	0.67	0.58	0.48	0.47	0.45
Certificates of deposit	1.43	1.36	1.28	1.16	1.07
Total interest-bearing deposits	0.66	0.63	0.57	0.48	0.42
Total deposits	0.52	0.50	0.46	0.38	0.33
Borrowings:
Short-term borrowings	2.33	1.99	1.75	1.33	0.79
Long-term borrowings	3.02	2.70	2.43	2.62	2.26
Total borrowings	3.02	2.70	2.43	2.62	2.25

Total interest-bearing liabilities	0.89	0.81	0.72	0.62	0.57

Net interest margin	4.67	4.59	4.57	4.61	4.52

(1)	Annualized

(2)	Yields are presented on a fully tax-equivalent basis.

(3)
The yield on tax-exempt debt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21% for the second and first quarters of 2018 and 35% for the fourth, third and second quarters of 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
		Quarter Ended			Six Months Ended
		Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
		2018	2018	2017	2018	2017
Computation of adjusted diluted earnings per common share:
Net income available to common stockholders		$56,255	$66,174	$55,585	$122,429	$97,016
Less: Earnings allocated to participating securities		8	9	9	17	17
Earnings allocated to common stock	(a)	56,247	66,165	55,576	122,412	96,999
Plus: BCFP/OCC settlement adjustment		32,000	—	—	32,000	—
Less: Income tax expense attributable to BCFP/OCC settlement adjustment		6,491	—	—	6,491	—
Adjusted earnings allocated to common stock	(b)	$81,756	$66,165	$55,576	$147,921	$96,999

Weighted-average common shares outstanding for diluted earnings per common share	(c)	166,857,640	169,997,146	168,857,218	168,464,546	168,615,437

Diluted earnings per common share	(a) / (c)	$0.34	$0.39	$0.33	$0.73	$0.58
Adjusted diluted earnings per common share	(b) / (c)	$0.49	$0.39	$0.33	$0.88	$0.58

		Quarter Ended			Six Months Ended
		Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
		2018	2018	2017	2018	2017
Computation of adjusted efficiency ratio:
Total non-interest expense	(d)	$272,039	$245,980	$233,087	$518,019	$477,093
Less: BCFP/OCC settlement adjustment		32,000	—	—	32,000	—
Adjusted non-interest expense	(e)	$240,039	$245,980	$233,087	$486,019	$477,093

Revenue	(f)	$364,902	$355,403	$341,824	$720,305	$667,452

Efficiency ratio	(d) / (f)	74.55%	69.21%	68.19%	71.92%	71.48%
Adjusted efficiency ratio	(e) / (f)	65.78%	69.21%	68.19%	67.47%	71.48%

					At Jun. 30,	At Jun. 30,
					2018	2017
Computation of tangible common equity ratio and tangible book value per common share:
Total equity					$2,504,578	$2,549,831
Less: Non-controlling interest in subsidiaries					23,646	22,766
Total TCF Financial Corporation stockholders' equity					2,480,932	2,527,065
Less: Preferred stock					169,302	263,240
Total common stockholders' equity	(g)				2,311,630	2,263,825
Less:
Goodwill, net					154,757	227,072
Other intangibles, net					22,247	22,682
Tangible common stockholders' equity	(h)				$2,134,626	$2,014,071

Total assets	(i)				$23,184,462	$22,054,651
Less:
Goodwill, net					154,757	227,072
Other intangibles, net					22,247	22,682
Tangible assets	(j)				$23,007,458	$21,804,897

Common stock shares outstanding	(k)				167,684,971	171,489,921

Common equity ratio	(g) / (i)				9.97%	10.26%
Tangible common equity ratio	(h) / (j)				9.28%	9.24%

Book value per common share	(g) / (k)				$13.79	$13.20
Tangible book value per common share	(h) / (k)				$12.73	$11.74

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES, CONTINUED
(Dollars in thousands)
(Unaudited)
		Quarter Ended			Six Months Ended
		Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
		2018	2018	2017	2018	2017
Computation of adjusted return on average tangible common equity, return on average tangible common equity and adjusted return on average common equity:
Net income available to common stockholders	(a)	$56,255	$66,174	$55,585	$122,429	$97,016
Plus: Other intangibles amortization		835	831	238	1,666	361
Less: Income tax expense attributable to other intangibles amortization		201	199	83	401	125
Adjusted net income available to common stockholders	(b)	$56,889	$66,806	$55,740	$123,694	$97,252

Net income available to common stockholders adjusted for BCFP/OCC settlement:
Net income available to common stockholders		$56,255	$66,174	$55,585	$122,429	$97,016
Plus: BCFP/OCC settlement adjustment		32,000	—	—	32,000	—
Less: Income tax expense attributable to BCFP/OCC settlement adjustment		6,491	—	—	6,491	—
Net income available to common stockholders adjusted for BCFP/OCC settlement	(c)	81,764	66,174	55,585	147,938	97,016
Plus: Other intangibles amortization		835	831	238	1,666	361
Less: Income tax expense attributable to other intangibles amortization		201	199	83	401	125
Adjusted net income available to common stockholders adjusted for BCFP/OCC settlement	(d)	$82,398	$66,806	$55,740	$149,203	$97,252

Average balances:
Total equity		$2,512,128	$2,580,920	$2,520,870	$2,546,334	$2,487,066
Less: Non-controlling interest in subsidiaries		28,654	23,191	26,188	25,938	23,673
Total TCF Financial Corporation stockholders' equity		2,483,474	2,557,729	2,494,682	2,520,396	2,463,393
Less: Preferred stock		169,302	200,404	263,240	184,767	263,240
Average total common stockholders' equity	(e)	2,314,172	2,357,325	2,231,442	2,335,629	2,200,153
Less:
Goodwill, net		154,757	154,757	225,876	154,757	225,759
Other intangibles, net		22,672	23,274	5,045	22,971	3,369
Average tangible common stockholders' equity	(f)	$2,136,743	$2,179,294	$2,000,521	$2,157,901	$1,971,025

Average total common stockholders' equity adjusted for BCFP/OCC settlement:
Average total common stockholders' equity		$2,314,172	$2,357,325	$2,231,442	$2,335,629	$2,200,153
Plus: BCFP/OCC settlement adjustment to average total common stockholders' equity		4,205	—	—	2,114	—
Average total common stockholders' equity adjusted for BCFP/OCC settlement	(g)	2,318,377	2,357,325	2,231,442	2,337,743	2,200,153
Less:
Goodwill, net		154,757	154,757	225,876	154,757	225,759
Other intangibles, net		22,672	23,274	5,045	22,971	3,369
Adjusted average tangible common stockholders' equity	(h)	$2,140,948	$2,179,294	$2,000,521	$2,160,015	$1,971,025

ROACE(1)	(a) / (e)	9.72%	11.23%	9.96%	10.48%	8.82%
Adjusted ROACE(1)	(c) / (g)	14.11%	11.23%	9.96%	12.66%	8.82%
ROATCE(1)	(b) / (f)	10.65%	12.26%	11.15%	11.46%	9.87%
Adjusted ROATCE(1)	(d) / (h)	15.39%	12.26%	11.15%	13.81%	9.87%
(1) Annualized

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